Exhibit 99.1

McEwen Mining Announces AGM Voting Results

TORONTO, July 6, 2023 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) ("MUX" or the "Company”) announces the results of the MUX Annual Meeting of Shareholders, held on June 29, 2023. The Shareholders approved, among other things, proposals to amend the Company’s Second Amended and Restated Articles of Incorporation to increase the number of shares of preferred stock authorized to be issued from 2 to 10,000,000 and to increase the total authorized shares accordingly (the “Increase in Authorized Preferred Capital Amendment”).

Pursuant to that authority, effective June 30, 2023, the Company filed with the Secretary of State of the State of Colorado Articles of Amendment to the Second Amended and Restated Articles of Incorporation that served to effect the Increase in Authorized Preferred Capital Amendment.

At the Annual Meeting, 47,427,584 shares were outstanding and entitled to vote at the meeting, 24,913,355 shares were voted, or approximately 52.53% of the outstanding shares entitled to vote.

AGM Voting Results

At the annual meeting of shareholders held on June 29, 2023, MUX shareowners voted to:

•	Elect as directors: Robert McEwen, Allen Ambrose, Ian Ball, Richard Brissenden, Robin Dunbar, Dr. Merri Sanchez, and William Shaver.

•	Approve the proposal to amend the articles of incorporation to increase the number of shares of preferred stock authorized to be issued from 2 to 10,000,000 and increase the total authorized shares accordingly.

•	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.

Detailed voting results are as follows.

Election results for the directors nominated at the meeting are as follows:

	Shares Voted
Name of Nominee	For	Withheld	Broker Non-Votes
Robert R. McEwen	16,350,537	272,916	8,289,902
Allen V. Ambrose	15,829,053	794,400	8,289,902
Ian Ball	16,252,313	371,140	8,289,902
Richard W. Brissenden	16,271,277	352,176	8,289,902
Robin E. Dunbar	16,130,643	492,810	8,289,902
Merri Sanchez	16,090,302	533,151	8,289,902
William M. Shaver	16,228,570	394,883	8,289,902

Election results for the proposal for the Increase in Authorized Preferred Capital Amendment are as follows:

For	Against	Abstain	Broker Non-Votes
10,473,353	6,043,434	106,666	8,289,902

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Election results for the ratification of the appointment of EY as the independent registered public accounting firm for the year ending December 31, 2023, are as follows:

For	Against	Abstain	Broker Non-Votes
24,633,031	125,598	154,726	0

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 52% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Rob McEwen, Chairman and Chief Owner, has personal investment in the company of US$220 million. His annual salary is US$1.

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WEB SITE	SOCIAL MEDIA
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		LinkedIn:	linkedin.com/company/mcewen-mining-inc-
CONTACT INFORMATION		Twitter:	twitter.com/mcewenmining
150 King Street West		Instagram:	instagram.com/mcewenmining
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		Twitter:	twitter.com/mcewencopper
Relationship with Investors:		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 320		LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		Twitter:	twitter.com/robmcewenmux

McEwen Mining Inc.	Page 2